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Exhibit 99.5

INSTRUCTION TO REGISTERED HOLDER OR DTC
PARTICIPANT FROM BENEFICIAL OWNER
OF
EMERGENCY MEDICAL SERVICES CORPORATION

8.125% Senior Notes Due 2019
(the "Old Notes")

To Registered Holder or Participant of the Depository Trust Company ("DTC"):

        The undersigned hereby acknowledges receipt and review of the Prospectus, dated                                    , 2011, (as the same may be amended or supplemented from time to time, the "Prospectus") of Emergency Medical Services Corporation (the "Company") and the related Letter of Transmittal. These two documents together constitute the Company's offer (the "Exchange Offer").

        This will instruct you, the registered holder or DTC participant, as to the action to be taken by you relating to Exchange Offer for the Old Notes held by you for the account of the undersigned.

        The aggregate principal amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$                                                                                          of the Old Notes

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  ☐
  To TENDER all Old Notes held by you for the account of the undersigned.

  ☐
  To TENDER the following amount of Old Notes held by you for the account of the undersigned (insert aggregate principal amount of Old Notes to be tendered, if any):

$                                                                                          of the Old Notes

  ☐
  NOT to TENDER any Old Notes held by you for the account of the undersigned.

        IF NO BOX IS CHECKED, A SIGNED AND RETURNED COPY OF THIS INSTRUCTION TO THE REGISTERED HOLDER OR DTC PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

        If the undersigned instructs you to tender any Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

  •
  any New Notes to be received by the undersigned will be acquired in the ordinary course of its business;

  •
  the undersigned has no arrangements or understandings with any person to participate in the distribution of the Old Notes or New Notes within the meaning of the Securities Act;

  •
  the undersigned is not an "affiliate" within the meaning of Rule 405 under the Securities Act of the Company or any Guarantor;

  •
  if the undersigned is a broker-dealer, it will receive the New Notes for its own account in exchange for the Old Notes acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of New Notes;

  •
  if the undersigned is not a broker-dealer, it is not engaged in and does not intend to engage in the distribution of the New Notes; and

  •
  the undersigned is not acting on behalf of any person that could not truthfully make any of the foregoing representations or any other representations or warranties included in the Letter of Transmittal.

        If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

2

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INSTRUCTION TO REGISTERED HOLDER OR DTC PARTICIPANT FROM BENEFICIAL OWNER OF EMERGENCY MEDICAL SERVICES CORPORATION